Exhibit 10.10.3

2005 AMENDMENT
TO
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

EXECUTIVE AGREEMENT

THIS 2005 AMENDMENT (the “2005 Amendment”) is made and entered into on the 14th day of June, 2005, effective as of May 1, 2004 (the “Effective Date”) by and between FIRST CAPITAL BANK (the “Bank”), a state-chartered commercial bank located in Norcross and the successor-in-interest to Chattahoochee National Bank, and STEVEN G. DEATON., an employee of the Bank and resident of the State of Georgia (the “Executive”).

Introduction

Chattahoochee National Bank, the predecessor-in-interest to the Bank, and the Executive previously entered into that certain Executive Agreement, dated August 21, 2002 (the “Agreement”), pursuant to the Chattahoochee National Bank Executive Supplemental Retirement Plan, setting forth the rights and obligations of the parties with respect to certain retirement benefit opportunities to be provided to the Executive by Chattahoochee National Bank.

On May 28, 2004, the holding company of Chattahoochee National Bank, which was then known as CNB Holdings, Inc. (the “Company”), acquired the former First Capital Bancorp, Inc. (“Old FCBI”) through the merger (the “Holding Company Merger”) of Old FCBI with and into the Company and on December 31, 2004, the Company changed its name from CNB Holdings, Inc. to First Capital Bancorp, Inc.

As a result of the Holding Company Merger, First Capital Bank, a wholly-owned subsidiary of Old FCBI, became a wholly-owned subsidiary of the Company while Chattahoochee National Bank continued to be a wholly-owned subsidiary of the Company. On November 15, 2004, however, the Company merged its two wholly-owned banking subsidiaries (the “Bank Merger”), First Capital Bank and Chattahoochee National Bank, with First Capital Bank surviving the Bank Merger.

Prior to the Holding Company Merger, the parties to the Agreement signed an amendment thereto pursuant to which the Executive acknowledged and agreed that neither the then anticipated Holding Company Merger nor the Bank Merger would constitute a “change of control” under the Agreement and, as a result, that the provisions of Paragraph V of the Agreement would be interpreted consistently with the definition of “change of control” as modified by such amendment. However, the parties are now unable to locate the documentation reflecting the amendment (the “Lost Amendment”).

The parties now desire to enter in to this 2005 Amendment for the purpose of documenting the prior agreement of the parties to amend the original Agreement in the manner described above.

Statement of Agreement

In consideration of the premises hereinabove, the sum of $100.00 paid to the Executive and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby amend the Agreement, as of the Effective Date, as follows:

1.    From and after May 28, 2004, all references to the “Holding Company” in the Agreement shall be deemed to constitute a reference to First Capital Bancorp, Inc. and from and after November 15, 2004, all references to the “Bank” in the Agreement shall be deemed to constitute a reference to First Capital Bank

2.    By deleting Subparagraph I [I] of the Agreement in its entirety and by substituting therefor:

“I.	Change of Control:

Change of Control means the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank or the Holding Company as a result of a transaction or series of related transactions that are consummated on or after January 1, 2005. For purposes of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to any tax-qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. For purposes of this Agreement, consistent with the preceding provisions of this Subparagraph, under no circumstances will either of the following transactions be deemed to constitute a Change of Control: (i) the merger of First Capital Bancorp, Inc with and into CNB Holdings, Inc. on May 28, 2004; or (ii) the merger of Chattahoochee National Bank with and into First Capital Bank on November 15, 2004.”

3.    Except as specifically provided herein, the Agreement shall remain in full force and effect as prior to this 2005 Amendment. Notwithstanding the foregoing, the provisions of this 2005 Amendment shall supersede in all respects each and every provision of the Lost Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this 2005 Amendment on the date first written above.

FIRST CAPITAL BANK:

By: H. N. Padget

Name: H. N. Padget

Title: President & CEO

/s/ Steven G. Deaton
Steven G. Deaton